                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 1998

                         ALIGN-RITE INTERNATIONAL, INC.
               (exact name of Registrant as Specified in Charter)


         California                      0-26240                 95-4528353
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


                                2428 Ontario St.
                                Burbank, CA 91504
              (Address of Principal Executive Offices and Zip Code)

       (Registrant's telephone number, including area code: (818) 843-7220




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Item 5.  Other Events

Align-Rite International, Inc. a California corporation, entered into that certain Systems Purchase Agreement, dated as of May 22, 1998, with Etec Systems, Inc. a Nevada corporation. This agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit
 Number        Description
 ------        -----------

*10.1 Systems Purchase Agreement, dated as of May 22, 1998, by and between Etec Systems, Inc. a Nevada corporation and Align-Rite
               International, Inc., a California corporation.

* Certain information in this exhibit has been omitted and filed separately with the Commission. Redacted portions of the exhibit are indicated by an asterisk within brackets ([*]), and a legend appears on the appropriate pages. Confidential Treatment has been requested with respect to the omitted portions.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ALIGN-RITE INTERNATIONAL, INC.


Date: July 23, 1998               By:    /s/ PETAR KATURICH
                                         -----------------------------------
                                         Petar Katurich
                                         Chief Financial Officer & Secretary




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                                  EXHIBIT INDEX

Exhibit
 Number        Description
 ------        -----------

*10.1 Systems Purchase Agreement, dated as of May 22, 1998, by and between Etec Systems, Inc. a Nevada corporation and Align-Rite
               International, Inc., a California corporation.

* Certain information in this exhibit has been omitted and filed separately with the Commission. Redacted portions of the exhibit are indicated by an asterisk within brackets ([*]), and a legend appears on the appropriate pages. Confidential Treatment has been requested with respect to the omitted portions.




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